                                                                      EXHIBIT 21


                 SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT

                                                              Percentage of
                                                              Voting Securities
                                                Jurisdiction  Owned Directly or
                                                  in which    Indirectly at
Name of Company                                  Organized    December 31, 1993*
- ---------------                                 ------------  ------------------
Caterpillar Inc. (Registrant)                     Delaware     (Parent Company)

 Affiliates of the Registrant:
   Advanced Filtration Systems Inc.               Delaware           50
   Cyclean, Inc.                                  Delaware            9.74
   DUECO, Inc.                                    Delaware            5
   Health Plan of Central Illinois Inc.           Illinois           18.5
   Novotruck                                      Russia             33.33
   Peoria Medical Research Corporation            Illinois           14.29
   Unco Equipment & Supply, L.L.C.                Delaware           30

 Subsidiaries of the Registrant:
   Advanced Technology Services, Inc.             Illinois           91.29
   Anchor Coupling Inc.                           Delaware          100
   Balderson Inc.                                 Kansas             82.5
   Carter Machinery Company, Incorporated         Delaware          100
   Caterpillar Americas Co.                       Delaware          100
   Caterpillar Asia Pte. Ltd.                     Singapore         100
   Caterpillar of Australia Ltd.                  Australia         100
    Affiliates:
     Energy Power Systems Australia Pty Limited   Australia          50
      Subsidiary:
       Energy Power Systems PNG Pty Limited       New Guinea        100
     Gough & Gilmour Holdings Pty Limited         Australia          50
      Subsidiary:
       Waugh & Josephson Holdings Limited         Australia         100
        Subsidiaries:
         Girandole Pty. Limited                   Australia         100
         Gough & Gilmour Pty. Limited             Australia         100
         W & J Properties Pty. Limited            Australia         100
   Caterpillar Brasil S. A.                       Brazil            100
    Subsidiary:
     Caterpillar Administracao e Participacoes
       S/C Ltda.                                  Brazil            100
   Caterpillar of Canada Ltd.                     Canada            100
   Caterpillar Capital Company, Inc.              Delaware          100
   Caterpillar Commercial A/O                     Russia            100
   Caterpillar Commercial N.V.                    Belgium           100
    Affiliate:
     Hindustan Powerplus Limited                  India              37.74
    Subsidiary:
     Caterpillar Group Services N.V.              Belgium           100
    Caterpillar Commercial Services Ltd.          Canada            100

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
   Caterpillar of Delaware, Inc.                       Delaware         100
    Subsidiary:
     Caterpillar Industrial Products, Inc.             Delaware         100
      Subsidiary:
       Nexus International Inc.                        Delaware         100
   Caterpillar Export Limited                          Virgin Islands   100
   Caterpillar Financial Services Corporation          Delaware         100
    Affiliate:
     Bio-energy Partners                               Illinois          50
    Subsidiaries:
     Caterpillar Finance France S.A.                   France            60
     Caterpillar Financial Australia Limited           Australia        100
     Caterpillar Financial Leasing, S.A.               Spain            100
     Caterpillar Financial Nordic Services A.B.        Sweden           100
      Subsidiary:
       Caterpillar Financial Services Norway AS        Norway           100
     Caterpillar Financial Services Holding GmbH       Germany          100
      Affiliates:
       EDC European Excavator Design Center
        GmbH & Co. KG                                  Germany           40
       EDC European Excavator Design Center
        Verwaltungs GmbH                               Germany           40
       Subsidiaries:
        Caterpillar  Leasing GmbH (Ismaning)           Germany          100
        Caterpillar  Leasing GmbH (Leipzig)            Germany          100
     Caterpillar Financial Services Limited            Canada           100
     Caterpillar Financial Services (U.K.) Limited     England          100
   Caterpillar Financial Services N.V.                 Netherlands      100
   Caterpillar Industrial Inc.                         Ohio             100
     Affiliates:
        Mitsubishi Caterpillar Forklift America Inc.   Delaware          20
         Affiliate:
          Material Handling Associates,  Inc.          Delaware          50
        Mitsubishi Caterpillar Forklift Asia Pte. Ltd. Singapore         20
        Mitsubishi Caterpillar Forklift Europe B.V.    Netherlands       20
        Rapidparts Inc.                                Michigan          50
     Subsidiary:
        Matchparts N.V.                                Belgium           50.5
   Caterpillar Insurance Co. Ltd.                      Bermuda          100
   Caterpillar Insurance Services Inc.                 Illinois         100
   Caterpillar Investment Management Ltd.              Delaware         100
   Caterpillar Logistics Services, Inc.                Delaware         100
     Subsidiary:
        Caterpillar Logistics Services Spain           Spain            100
   Caterpillar Overseas Credit Corporation S.A.        Switzerland      100
   Caterpillar Overseas S.A.                           Switzerland      100
     Affiliates:
        Caterpillar MHI Marketing Ltd.                 Japan             50
        Shin Caterpillar Mitsubishi Ltd.               Japan             50
         Affiliates:
           D.O.M. Ltd.                                 Japan             10
           Itoh Tekkosho Co., Ltd.                     Japan             34
           K-Lea Co., Ltd.                             Japan              9.8
           Tunnel Rental Co., Ltd.                     Japan              9.5

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
         Subsidiaries:
          Chubu Caterpillar Mitsubishi
           Construction Equipment Sales, Ltd.          Japan            100
           CM General Services                         Japan            100
           CM Human Services Co., Ltd.                 Japan            100
           East Chugoku Caterpillar Mitsubishi
            Construction Equipment Sales, Ltd.         Japan            100
           East Kanto Caterpillar Mitsubishi
            Construction Equipment Sales, Ltd.         Japan            100
           Hokkaido Caterpillar Mitsubishi
            Construction Equipment Sales, Ltd.         Japan            100
             Subsidiary:
              Shin Hokken Co., Ltd.                    Japan            100
           Hokuetsu Caterpillar Mitsubishi
            Construction Equipment Sales, Ltd.         Japan            100
            Affiliate:
             F. M. K. Co., Ltd.                        Japan             25
           Hokuriku Caterpillar Mitsubishi
            Construction Equipment Sales, Ltd.         Japan             51
           Kanagawa Caterpillar Mitsubishi
            Construction Equipment Sales, Ltd.         Japan            100
           Kansai Caterpillar Mitsubishi
            Construction Equipment Sales, Ltd.         Japan            100
           Kinki Caterpillar Mitsubishi
            Construction Equipment Sales, Ltd.         Japan            100
            Affiliate:
             Rental Sanwa Co., Ltd.                    Japan             30
           Koshin Caterpillar Mitsubishi
            Construction Equipment Sales, Ltd.         Japan            100
           North Kanto Caterpillar Mitsubishi
            Construction Equipment Sales, Ltd.         Japan            100
           Sagami GS Co., Ltd.                         Japan            100
           SCM Operator Training Co., Ltd.             Japan            100
           SCM System Service Co., Ltd.                Japan            100
           Shizuoka Caterpillar Mitsubishi
            Construction Equipment Sales, Ltd.         Japan             5
           Tokyo Caterpillar Mitsubishi
            Construction Equipment Sales, Ltd.         Japan            100
           West Chugoku Caterpillar Mitsubishi
            Construction Equipment Sales, Ltd.         Japan            100
           West Kanto CM Ltd.                          Japan            100
        Tractor Engineers Limited                      India             50
      Subsidiaries:
        Caterpillar (Africa) (Proprietary) Limited     South Africa     100
        Caterpillar Belgium S. A.                      Belgium          100
        Caterpillar Commercial APS                     Denmark          100
        Caterpillar Commercial S.A.R.L.                France           100
        Caterpillar Commerciale S.r.L.                 Italy            100
        Caterpillar Far East Limited                   Hong Kong        100
         Subsidiaries:
          Caterpillar China Limited                    Hong Kong        100
          Caterpillar Asia Limited                     Hong Kong        100
        Caterpillar Fonderie de Vernon S.A.            France           100
        Caterpillar France S.A.                        France           100
        Caterpillar Hungary Component
         Manufacturing Company Ltd.                    Hungary           85.7

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
        Caterpillar Logistics Services Limited        England          100
        Mec-Track S.r.L.                              Italy            100
        Caterpillar (U.K.) Limited                    England          100
        P.T. Natra Raya                               Indonesia         80
        Solar Turbines Canada Ltd.                    Canada           100
        Solar Turbines S.A.                           Belgium          100
      Caterpillar Paving Products Inc.                Oklahoma         100
       Subsidiary:
        Caterpillar Materiels Routiers S.A.           France           100
      Caterpillar Securities Inc.                     Delaware         100
      Caterpillar Risk Management Services Ltd.       Delaware         100
      Caterpillar Services Limited                    Delaware         100
      Caterpillar World Trading Corporation           Delaware         100
      CONEK S.A. de C.V.                              Mexico           100
       Subsidiary:
        Inmobiliaria Conek, S.A.                      Mexico           100
      Engine Service Specialists, Inc.                Delaware         100
       Subsidiaries:
        Road Ready Inc.                               Delaware         100
        RR-1 Limited Partnership                      Illinois          68.35
      Solar Turbines Incorporated                     Delaware         100
       Subsidiaries:
        Compsolven Corporation                        California       100
        OTSG, Inc.                                    Delaware         100
         Affiliate:
          Innovative Steam Technologies               California        50
        Solar Turbines International Company          Delaware         100
        Solar Turbines Overseas Ltd.                  Delaware         100
         Affiliate:
          Turboservices SDN BHD                       Malaysia          26
         Subsidiaries:
          Energy Services International Limited       Bermuda          100
          Servtech Limited                            Ireland          100
        Turbinas Solar S.A. de C.V.                   Mexico           100
        Turbinas Solar de Venezuela, C.A.             Venezuela        100
        Turbo Tecnologia de Reparaciones S.A.
         de C.V.                                      Mexico           100
      Tecnologia Modificada S.A. de C.V.              Mexico           100

____________________________
* Qualifying shares have been ignored in giving ownership percentage figures.

    For further information see Notes to Consolidated Financial Statements incorporated by reference from the 1994 Annual Meeting Proxy Statement.